EXHIBIT 10.5

Addendum to NEWCO Ice Cream Independent Contractor Agreement
8/1/09

Joe Masters and Phil Nagle receive credit from any employee of our corporate accounts that purchase ice cream gifts.

Compensation of the $100,000 NEWCO stock should be distributed as follows:
Joe Masters	47.5%
Phil Nagele	47.5%
Jack Gruber	5.0%